Exhibit 99.1

        Alliance Laundry Holdings LLC Reports 3rd Quarter 2006 Earnings

     RIPON, Wis.--(BUSINESS WIRE)--Nov. 14, 2006--Alliance Laundry Holdings LLC announced today results for the three and nine months ended September 30, 2006.

     Net revenues for the quarter ended September 30, 2006 increased $16.7 million, or 21.4%, to $95.1 million from $78.4 million for the quarter ended September 30, 2005. Our net loss for the quarter ended September 30, 2006 was $4.0 million as compared to a net income of $3.4 million for the quarter ended September 30, 2005. Adjusted EBITDA (see "About Non-GAAP Financial Measures" below) for the quarter ended September 30, 2006 increased $1.0 million to $15.1 million from $14.1 million for the quarter ended September 30, 2005.

     The overall net revenue increase of $16.7 million was attributable to higher commercial laundry revenues of $4.3 million, higher consumer laundry revenue of $1.6 million, higher service parts revenue of $2.2 million and CLD Acquisition related sales of $16.7 million from the European operations partially offset by $8.1 million of worldwide sales eliminations. Our net loss for the quarter ended September 30, 2006 included $2.5 million of costs related to the Marianna closure and transfer of production lines from our Marianna, Florida plant to our Ripon, Wisconsin plant; and another $2.7 million of non-cash costs associated with the inventory step-up to fair market value for inventories acquired as a result of the acquisition of Laundry System Group NV's Commercial Laundry Division ("CLD"), with no similar costs in the third quarter of 2005.

     Net revenues for the nine months ended September 30, 2006 increased $19.6 million, or 8.4%, to $253.5 million from $233.9 million for the nine months ended September 30, 2005. Our net loss for the nine months ended September 30, 2006 was $6.4 million as compared to a net loss of $30.7 million for the nine months ended September 30, 2005. Adjusted EBITDA (see "About Non-GAAP Financial Measures" below) for the nine months ended September 30, 2006 increased $1.3 million to $44.6 million from $43.3 million for the nine months ended September 30, 2005.

     In announcing the Company's results, CEO and President Thomas F. L'Esperance said, "We are pleased to report yet another solid quarter. Our project work this year and this past quarter has been going extremely well. The Marianna transition to Ripon for washer-extractor production is essentially complete. The consolidation of acquired U.S. operations also is going well with completion scheduled for early 2007. Additionally, the tooling for the IPH washer-extractors product line will be transferred to Ripon from an LSG facility next spring. This tooling transfer will complete all U.S. acquisition related projects. The Belgium operation required no project work and is performing well."

     About Non-GAAP Financial Measures

     In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), we also disclose EBITDA and Adjusted EBITDA, which are non-GAAP measures. We have presented EBITDA and Adjusted EBITDA because certain covenants in our Senior Credit Facility are tied to ratios based on these measures. "EBITDA" represents net income (loss) before interest expense, income tax (provision) benefit and depreciation and amortization, and "Adjusted EBITDA" (as defined under the Senior Credit Facility) is EBITDA as further adjusted to exclude, among other things, certain non-recurring expenses and other non-recurring non-cash charges. EBITDA and Adjusted EBITDA do not represent, and should not be considered, an alternative to net income or cash flow from operations, as determined by GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. Our Senior Credit Facility requires us to satisfy specified financial ratios and tests, including a maximum of total debt to Adjusted EBITDA and a minimum Adjusted EBITDA to cash interest expense. To the extent that we fail to maintain either of these ratios within the limits set forth in the Senior Credit Facility, our ability to access amounts available under our Revolving Credit Facility would be limited, our liquidity would be adversely affected and our obligations under the Senior Credit Facility could be accelerated. In addition, any such acceleration would constitute an event of default under the indenture governing the Senior Subordinated Notes (the "Notes Indenture"), and such an event of default under the Notes Indenture could lead to an acceleration of our obligations under the Senior Subordinated Notes. A reconciliation of EBITDA and Adjusted EBITDA with the most directly comparable GAAP measure is included below for the three and nine months ended September 30, 2006 along with the components of EBITDA and Adjusted EBITDA.

     About Alliance Laundry Holdings LLC

     Alliance Laundry Holdings LLC is the parent company of Alliance Laundry Systems LLC (www.comlaundry.com), a leading North American manufacturer of commercial laundry products and provider of services for laundromats, multi-housing laundries, on-premise laundries and drycleaners. Alliance offers a full line of washers and dryers for light commercial use as well as large frontloading washers, heavy duty tumbler dryers, and presses and finishing equipment for heavy commercial use. The Company's products are sold under the well known brand names Speed Queen(R), UniMac(R), Huebsch(R), IPSO(R) and Cissell(R).

     Safe Harbor for Forward-Looking Statements

     With the exception of the reported actual results, this press release contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of our business to differ materially from those expressed or implied by such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in forward-looking statements include: impact of competition; continued sales to key customers; possible fluctuations in the cost of raw materials and components; possible fluctuations in currency exchange rates, which affect the competitiveness of our products abroad; possible fluctuation in interest rates, which affects our earnings and cash flows; the impact of substantial leverage and debt service on us; possible loss of suppliers; risks related to our asset backed facilities; dependence on key personnel; labor relations; potential liability for environmental, health and safety matters; potential future legal proceedings and litigation; and other risks listed from time to time in the Company's reports, including, but not limited to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2005.

     Financial information for Alliance Laundry Holdings LLC appears on the next seven pages for the three and nine months ended September 30, 2006.


                    ALLIANCE LAUNDRY HOLDINGS LLC
                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (unaudited)
                            (in thousands)

                                          September 30,  December 31,
                                              2006           2005
                                          -------------  -------------

                  Assets
Current assets:
   Cash                                         $7,198         $5,075
   Accounts receivable, net                     26,823          9,056
   Inventories, net                             59,125         29,050
   Beneficial interests in securitized
    accounts receivable                         24,532         22,327
   Deferred income tax asset, net                2,265            433
   Prepaid expenses and other                    4,924          2,139
                                          -------------  -------------
      Total current assets                     124,867         68,080

Notes receivable, net                            3,760          6,131
Property, plant and equipment, net              73,492         66,869
Goodwill                                       176,537        139,903
Beneficial interests in securitized
 financial assets                               17,467         16,939
Deferred income tax asset, net                   8,432          8,932
Debt issuance costs, net                        10,852         11,172
Intangible assets, net                         157,745        145,433
                                          -------------  -------------
      Total assets                            $573,152       $463,459
                                          =============  =============

     Liabilities and Member(s) Equity
Current liabilities:
   Current portion of long-term debt and
    capital lease obligations                     $479             $-
   Revolving credit facility                     6,000              -
   Accounts payable                             22,237          7,866
   Deferred income tax liability, net              580              -
   Other current liabilities                    32,868         26,500
                                          -------------  -------------
      Total current liabilities                 62,164         34,366

Long-term debt:
   Senior credit facility                      228,000        177,000
   Senior subordinated notes                   149,406        149,336
   Other long-term debt and capital lease
    obligations                                  2,240              -

Deferred income tax liability, net               7,466              -
Other long-term liabilities                     12,951          8,924
                                          -------------  -------------
      Total liabilities                        462,227        369,626

Commitments and contingencies
Member(s) equity                               110,925         93,833
                                          -------------  -------------
   Total liabilities and member(s) equity     $573,152       $463,459
                                          =============  =============


                    ALLIANCE LAUNDRY HOLDINGS LLC
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)
                            (in thousands)



                Three Months Ended
               ---------------------
                                       Nine      January   January 1,
                                       Months    28, 2005     2005
                                        Ended    through     through
               September  September  September   September   January
                30, 2006   30, 2005   30, 2006   30, 2005    27, 2005
               ---------- ---------- ---------- ---------- -----------
               Successor  Successor  Successor  Successor  Predecessor
Net revenues     $95,130    $78,352   $253,540   $213,260     $20,683
Cost of sales     74,257     55,956    194,002    164,374      15,585
               ---------- ---------- ---------- ---------- -----------
Gross profit      20,873     22,396     59,538     48,886       5,098
               ---------- ---------- ---------- ---------- -----------

Selling,
 general and
 administrative
 expense          13,010      9,815     37,496     26,673       3,829
Securitization,
 impairment and
 other costs       1,647         40      5,571      8,055           -
Transaction
 costs
 associated
 with sale of
 business              -          -          -          -      18,790
               ---------- ---------- ---------- ---------- -----------
Total operating
 expenses         14,657      9,855     43,067     34,728      22,619
               ---------- ---------- ---------- ---------- -----------
   Operating
    income
    (loss)         6,216     12,541     16,471     14,158     (17,521)

Interest
 expense           9,591      6,138     22,833     17,439         995
Loss from early
 extinguishment
 of debt               -          -          -          -       9,867
Other expense,
 net                 120          -        480          -           -
               ---------- ---------- ---------- ---------- -----------
   (Loss)
    income
    before
    taxes         (3,495)     6,403     (6,842)    (3,281)    (28,383)
Provision
 (benefit) for
 income taxes        532      3,026       (480)      (995)          9
               ---------- ---------- ---------- ---------- -----------
   Net (loss)
    income       $(4,027)    $3,377    $(6,362)   $(2,286)   $(28,392)
               ========== ========== ========== ========== ===========


                    ALLIANCE LAUNDRY HOLDINGS LLC
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (unaudited)
                            (in thousands)


                            Nine Months    January 28,    January 1,
                               Ended       2005 through   2005 through
                            September 30,  September 30,  January 27,
                                2006           2005           2005
                           -------------- -------------- -------------
                             Successor      Successor     Predecessor
Cash flows from operating
 activities:
   Net loss                      $(6,362)       $(2,286)     $(28,392)
   Adjustments to
    reconcile net loss to
    net cash provided by
    (used in) operating
    activities:
      Depreciation and
       amortization               16,422         14,743           526
      Non-cash interest
       (income) expense             (213)          (680)          351
      Non-cash executive
       unit compensation           1,873              -         1,089
      Non-cash trademark
       impairment                  1,400              -             -
      Non-cash debt
       financing write-off             -              -         5,751
      Non-cash inventory
       expense                     2,713          6,246             -
      Deferred income
       taxes                        (480)        (1,042)            -
      Loss on sale of
       property, plant and
       equipment                     175             48             -
      Changes in assets
       and liabilities:
         Accounts
          receivable               5,594         (3,423)         (556)
         Inventories             (12,307)           (20)       (1,833)
         Other assets             (3,284)         1,918           101
         Accounts payable           (385)       (23,119)       19,076
         Other liabilities        (2,144)         1,688        (2,732)
                           -------------- -------------- -------------
      Net cash provided by
       (used in) operating
       activities                  3,002         (5,927)       (6,619)
                           -------------- -------------- -------------

Cash flows used in
 investing activities:
   Additions to property,
    plant and equipment           (4,046)        (3,168)         (188)
   Acquisition of
    businesses, net of
    cash acquired                (78,057)             -             -
   Proceeds on disposition
    of assets                      1,233              2             -
                           -------------- -------------- -------------
      Net cash used in
       investing
       activities                (80,870)        (3,166)         (188)
                           -------------- -------------- -------------

Cash flows provided by
 (used in) financing
 activities:
   Principal payments on
    long-term debt                (9,047)       (13,000)            1
   Net increase in
    revolving line of
    credit borrowings              6,000              -             -
   Proceeds from
    promissory notes               1,000              -             -
   Proceeds from senior
    term loan                     60,000        200,000             -
   Proceeds from senior
    subordinated notes                 -        149,250             -
   Repayment of long-term
    debt                               -       (275,920)            -
   Issuance of common
    stock                         23,493        117,000             -
   Repurchase of common
    stock                            (30)             -             -
   Distribution to old
    unitholders                        -       (154,658)            -
   Debt financing costs           (1,334)       (13,230)            -
   Cash paid for
    capitalized offering
    related costs                      -         (1,364)            -
   Net proceeds -
    management note                    -              -           (71)

                           -------------- -------------- -------------
      Net cash provided by
       (used in) financing
       activities                 80,082          8,078           (70)
                           -------------- -------------- -------------

                           -------------- -------------- -------------
Effect of exchange rate
 changes on cash and cash
 equivalents                         (91)             -             -
                           -------------- -------------- -------------

Increase (decrease) in
 cash                              2,123         (1,015)       (6,877)
Cash at beginning of
 period                            5,075          4,594        11,471
                           -------------- -------------- -------------
Cash at end of period             $7,198         $3,579        $4,594
                           ============== ============== =============


    Reconciliation of Net Loss to EBITDA and Adjusted EBITDA, and reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities for the Three and Nine Months Ended September 30, 2006 (Dollars in Thousands):


                                       Three Months     Three Months
                                           Ended            Ended
                                       September 30,    September 30,
                                           2006             2005
                                      ---------------  ---------------
                                         Successor        Successor

Net (loss) income                            $(4,027)          $3,377
Provision for income taxes                       532            3,026
Interest expense                               9,591            6,138
Depreciation and amortization (a)              5,177            4,378
Non-cash interest income included in
 amortization above                             (732)            (579)
                                      ---------------  ---------------
EBITDA                                        10,541           16,340
Finance program adjustments (b)               (1,150)          (2,615)
Other non-recurring charges (c)                2,815              330
Other non-cash charges (d)                     2,777                -
Other expense (e)                                120                -
                                      ---------------  ---------------
Adjusted EBITDA                               15,103           14,055

Interest expense                              (9,591)          (6,138)
Non-cash interest income included in
 amortization above                              732              579
Other non-cash interest                          594             (717)
Finance program adjustments (b)                1,150            2,615
Other non-recurring charges (c)               (2,815)            (330)
Loss on sale of property, plant and
 equipment                                        44               45
Other expense                                   (120)              (7)
Changes in assets and liabilities             (1,199)            (208)
                                      ---------------  ---------------
Net cash provided by operating
 activities                                   $3,898           $9,894
                                      ===============  ===============


     (a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

     (b) We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to qualified special-purpose bankruptcy remote entities. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues.

     (c)  Other non-recurring charges are described as follows:

     -- Other non-recurring charges for the quarter ended September 30, 2006 relate to $1.6 million of costs associated with the closure of the Marianna, Florida production facility which are included in the securitization, impairment and other costs line of our Consolidated Statements Of Operations, $0.9 million of costs related to the transfer of the Marianna, Florida product lines to Ripon, Wisconsin which are included in the selling, general and administrative expense line of our Consolidated Statements Of Operations and a periodic accrual of $0.3 million under a one time retention bonus agreement entered into with certain management employees concurrent with the Acquisition, which is included in the selling, general and administrative expense line of our Consolidated Statements Of Operations. Under the retention bonus agreements, the executives are entitled to receive special retention bonus awards upon the second anniversary of the closing date of the Acquisition, subject generally to their continued employment with Alliance Laundry through such date.

     (d)  Other non-cash charges are described as follows:

     -- Other non-cash charges for the quarter ended September 30, 2006 are comprised of $2.7 million of costs associated with the inventory step-up to fair market value recorded at the CLD Acquisition date, which are included in the cost of sales line of our Consolidated Statements Of Operations and $0.1 million of non-cash incentive compensation expense related to management incentive stock options, which is included in the selling, general and administrative expense line of our Consolidated Statements Of Operations.

     (e)  Other expense is described as follows:

     -- Other expense for the quarter ended September 30, 2006 consists of $0.1 million of mark to market losses for two foreign exchange hedge agreements entered to control the foreign exchange risk associated with the initial acquisition price of CLD, which is included in the other expense line of our Consolidated Statements Of Operations.


                Nine Months   January 28,    January 1,   Nine Months
                   Ended     2005 through   2005 through     Ended
               September 30, September 30,  January 27,  September 30,
                   2006          2005          2005          2005
               ------------- -------------  ------------ -------------
                 Successor     Successor    Predecessor    Combined

Net loss            $(6,362)      $(2,286)     $(28,392)     $(30,678)
(Benefit)
 provision for
 income taxes          (480)         (995)            9          (986)
Interest
 expense             22,833        17,439           995        18,434
Depreciation
 and
 amortization
 (a)                 16,422        14,743           526        15,269
Non-cash
 interest
 income
 included in
 amortization
 above               (1,654)       (1,490)            -        (1,490)
               ------------- -------------  ------------ -------------
EBITDA               30,759        27,411       (26,862)          549
Finance program
 adjustments
 (b)                   (306)       (2,195)           31        (2,164)
Other non-
 recurring
 charges (c)          7,687         8,828        28,657        37,485
Other non-cash
 charges (d)          5,986         6,246         1,089         7,335
Other expense
 (e)                    480             -             -             -
Management fees
 paid to
 affiliates of
 Bain                     -             -            83            83
               ------------- -------------  ------------ -------------
Adjusted EBITDA      44,606        40,290         2,998        43,288

Interest
 expense            (22,833)      (17,439)         (995)      (18,434)
Non-cash
 interest
 income
 included in
 amortization
 above                1,654         1,490             -         1,490
Other non-cash
 interest              (214)         (680)          351          (329)
Finance program
 adjustments
 (b)                    306         2,195           (31)        2,164
Other non-
 recurring
 charges (c)         (7,687)       (8,828)      (28,657)      (37,485)
Non-cash debt
 financing
 write-off                -             -         5,751         5,751
Loss on sale of
 property,
 plant and
 equipment              175            48             -            48
Other expense          (479)          (47)          (92)         (139)
Changes in
 assets and
 liabilities        (12,526)      (22,956)       14,056        (8,900)
               ------------- -------------  ------------ -------------
Net cash
 provided by
 (used in)
 operating
 activities          $3,002       $(5,927)      $(6,619)     $(12,546)
               ============= =============  ============ =============


     (a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

     (b) We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to qualified special-purpose bankruptcy remote entities. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues.

     (c)  Other non-recurring charges are described as follows:

     -- Other non-recurring charges for the period from January 1, 2005 through January 27, 2005 relate to seller transaction costs of $18.8 million incurred as part of the Acquisition which are included in the transaction costs associated with the sale of business line of our Consolidated Statements Of Operations for such predecessor period, and a loss on the early extinguishment of debt of $9.9 million which is included in the loss from early extinguishment of debt line of our Consolidated Statements Of Operations.

     -- Other non-recurring charges for the period from January 28, 2005 through September 30, 2005 relate to $8.0 million of transaction costs incurred in establishing a new asset backed facility for the sale of equipment notes and trade receivables, which is included in the securitization, impairment and other costs line of our Consolidated Statements Of Operations, and a periodic accrual of $0.8 million under the one time retention bonus agreement entered into with certain management employees, which is included in the selling, general and administrative expense line of our Consolidated Statements Of Operations.

     -- Other non-recurring charges for the nine months ended September 30, 2006 consist of $2.6 million of costs related to the transfer of the Marianna, Florida product lines to Ripon, Wisconsin which are included in the selling, general and administrative expense line of our Consolidated Statements Of Operations, $4.2 million of costs associated with the closure of the Marianna, Florida production facility which are included in the securitization, impairment and other costs line of our Consolidated Statements Of Operations and a periodic accrual of $0.9 million under the one time retention bonus agreement with certain management employees referred to above.

     (d)  Other non-cash charges are described as follows:

     -- Non-cash charges for the period from January 1, 2005 through January 27, 2005 of $1.1 million relate to non-cash incentive compensation expense resulting from the acceleration of vesting for incentive units at the date of the Acquisition, which are included in the selling, general and administrative expense line of our Consolidated Statements Of Operations for such predecessor period.

     -- Non-cash charges for the period from January 28, 2005 through September 30, 2005 relate to $6.2 million of cost associated with the inventory step-up to fair market value recorded at the Acquisition date, which are included in the cost of sales line of our Consolidated Statements Of Operations.

     -- Non-cash charges for the nine month period ended September 30, 2006 are comprised of $2.7 million of costs associated with the inventory step-up to fair market value recorded at the CLD Acquisition date, which are included in the cost of sales line of our Consolidated Statements Of Operations and $1.9 million of non-cash incentive compensation expense related to management incentive stock options which is included in the selling, general and administrative expense line of our Consolidated Statements Of Operations and a $1.4 million non-cash impairment charge related to the Ajax trademark, driven by the Company's decision to discontinue sales of AJAX(R) products. The Ajax impairment is included in the securitization, impairment and other costs line of our Consolidated Statements Of Operations.

     (e)  Other expense is described as follows:

     -- Other expense for the nine months ended September 30, 2006 consists of $0.5 million of mark to market losses for two foreign exchange hedge agreements entered to control the foreign exchange risk associated with the initial acquisition price of CLD, which is included in the other expense line of our Consolidated Statements Of Operations.


     CONTACT: Alliance Laundry Holdings LLC
              Bruce P. Rounds, CFO, 920-748-1634